Exhibit 23.3

CONSENT OF INDEPENDENT BUSINESS VALUATION EXPERT

November 19, 2013

Applied Optoelectronics, Inc.

13115 Jess Pirtle Boulevard

Sugar Land, TX 77478

Ladies and Gentlemen:

We hereby consent to the use of any data contained in the prospectus of Applied Optoelectronics, Inc. filed with the Securities and Exchange Commission pursuant to Rule 424(b), dated August 13, 2013, which references our firm as the source of such data and to all references to our Firm included in this Registration Statement of Applied Optoelectronics, Inc. on Form S-8.

Sincerely,

Adams Capital, Inc.

By:	/s/ David P. Adams III

Name:	David P. Adams III

Title:	President